UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2003 (June 9, 2003)

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523

(Address of principal executive offices)	(Zip Code)

(703) 876-3000

Registrant’s telephone number, including area code

Item 5. Other Events.

On June 9, 2003, pursuant to the press release attached hereto as Exhibit 99.1, General Dynamics Corporation, a Delaware corporation (“General Dynamics”) announced that it had entered into a definitive agreement with Veridian Corporation, a Delaware corporation (“Veridian”), and Aspen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of General Dynamics (“Merger Sub”), whereby Merger Sub will be merged into Veridian and Veridian will become a wholly-owned subsidiary of General Dynamics.

Item 7. Financial Statements and Exhibits.

(c)      Exhibits.

99.1            General Dynamics Corporation Press Release dated June 9, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz

John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: June 13, 2003